SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Chordiant Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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May 2, 2003

RE: Correction to Annual Meeting Day and Deadline for Submitting Your Vote Over the Telephone or by Internet

Dear Stockholder:

There are two corrections to the enclosed proxy statement of which you should be aware. The cover page to the proxy statement indicates that our Annual Meeting of Stockholders of Chordiant Software, Inc. will be held on Wednesday, May 29, 2003. This is incorrect. The correct day of the Annual Meeting is Thursday, May 29, 2003, at 9:00 a.m. local time at our corporate headquarters located at 20400 Stevens Creek Blvd., Suite 400, Cupertino, California 95014.

In addition, on page two of the proxy statement under the question “How do I vote?,” the date by which your vote must be received in order to be counted via the telephone or via the internet is stated as May 29, 2003. The correct information is that in order to count, votes cast via the telephone or via the internet must be received by Wednesday, May 28, 2003.

The time by which your vote must be received to be counted is correctly stated as 11:59 p.m. Pacific time.

20400 Stevens Creek Blvd., Ste 400        Cupertino, CA 95014        Telephone: 408 517 6100        Facsimile: 408 517 0270

www.chordiant.com